EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Item 6. Selected Consolidated Financial Data” in the Annual Report (Form 10-K).

We also consent to the incorporation by reference therein of our report dated March 12, 2014 with respect to the consolidated financial statements of Garrison Capital Inc. and Subsidiaries as of December 31, 2013, and for the year ended December 31, 2013.

/s/ Ernst & Young LLP

New York, New York

March 2, 2016